Exhibit 99.1
[Western Iowa Energy letterhead]
August 31, 2010
Mr. Jeffrey J. Johannesmeyer
13507 Larimore Avenue
Omaha, NE 68164
Dear Jeff:
On behalf of Western Iowa Energy, LLC (WIE) and our Board of Directors, I am pleased to confirm the details of your employment as General Manager, reporting to the WIE Board of Directors. We look forward to having you lead our team and helping us further our growth and profitability. I know WIE offers the environment and challenges that you seek, and I am sure you will enjoy the Company.
This letter summarizes the primary employment terms and conditions of our offer. These are:
1.	Starting Date: September 4, 2010.

2.	Base Salary: Your annual base salary will be $150,000, payable in 26 pay periods. Formal salary reviews are typically conducted annually. Future salary increases will be based on your and the Company’s performance and will be determined in accordance with the Board of Director’s compensation policy.

3.	Incentive Programs:
a.	Annual Incentive Bonus: You will be eligible to receive an Annual Incentive Bonus. The “target” of your cash award is 20% of your base salary with range of 0-40%. Note that the actual annual award will be determined based on your individual contribution (50%) during each performance year as well as on the Company’s performance (50%). The goals for this bonus will be defined by you and the Board and approved by the Board within 30 days of your starting date.

b.	Long Term Incentive Bonus: You will be eligible to receive a Long Term Incentive Bonus. The “target” of your long-term incentive bonus is 20% of your base salary with range of 0-20%. Note that the actual annual award will be determined based on your individual contribution (50%) during each performance year as well as on the Company’s performance (50%). The goals for this bonus will be defined by you and the Board and approved by the Board within 60 days of your starting date. Your award will be vested on the third anniversary of the date of the award (taxable upon vesting). The composition of the award may be WIE equity and/or cash, as approved by the WIE Board.

Jeffrey J. Johannesmeyer
August 31, 2010

c.	Other terms of Incentive Programs:
i.	The target amounts, the metrics, pay-out formulas, and conditions of the Annual Incentive Bonus and the Long Term Incentive Bonus may be periodically revised or altered by the WIE Board to reflect changing environmental or business conditions. Should changes occur, they will have no retroactive impact and you will receive appropriate notice.

ii.	Bonuses, if due, are typically paid within three weeks following approval of the financial results for the fiscal year and are contingent upon your continued employment with the Company at the time they are to be paid.

iii.	You are eligible to earn a prorated Annual Incentive Bonus and the Long Term Incentive Bonus for your individual contribution and the Company’s performance during the current fiscal year.
4.	Relocation Package: We recognize the impact that your move from Omaha to the Wall Lake area will have on several aspects of your life and have included several forms of relocation assistance.
a.	Reimbursement: WIE will reimburse you for documented, eligible expenses related to your relocation to a maximum reimbursement of $20,000. The following expenses are considered eligible for reimbursement:
i.	Temporary living and transition expenses: WIE will provide you with assistance for rental payments and utilities for temporary accommodations in or near Wall Lake for up to six (6) months at a rate of $675 per month. Additionally, WIE will pay you mileage expense to/from your Omaha residence for two (2) trips per month prior to relocation for a period of up to six (6) months.

ii.	Home purchase closing costs: WIE will reimburse you for closing costs related to the purchase of a residence in or near Wall Lake within twelve (12) months of your starting date. Such costs include lender fees, inspections, and filing fees.

iii.	Movement of household goods: WIE will reimburse you for the actual cost of packing, loading, transport, and unloading of your household goods from Omaha to the new residence in the Wall Lake area. Storage costs for your household goods for up to 30 days will also be eligible for reimbursement.

Jeffrey J. Johannesmeyer
August 31, 2010

b.	Tax gross-up assistance:
i.	Under existing Federal and State Income Tax Regulations, certain relocation expense reimbursements are designated as taxable income. WIE will provide a gross-up to offset the increased federal and state tax liability on non-deductible relocation expenses.

ii.	WIE will provide a gross-up payment to reimburse you for the effective tax liability resulting from the reimbursement of non-deductible relocation expenses. This gross-up payment will be made after the receipt of proper tax documents and other information specifying your effective tax liability.

iii.	Your information must be received within 60 days after the completion of a calendar year in which relocation reimbursement has been received by you. WIE’s gross-up payment will be made to you within 30 days of receipt of this documentation. [For the 2010 tax year, it is understood that circumstances related to your prior employment may delay submittal of your tax information until late September or early October 2011. Also, please note that assistance with tax preparation is not provided, and it is recommended that you consult a tax advisor for guidance.]
c.	Other terms:
i.	It is expected that you will make every effort to establish a residence in Wall Lake (or surrounding area) within 12 months from your starting date.

ii.	If you voluntarily terminate your employment with WIE within 24 months of your starting date, you will be responsible to reimburse WIE a prorata share of relocation payments within 30 days of your termination date.
5.	Severance:
a.	In the event your employment is terminated by WIE for any reason other than “cause”, you will receive a severance payment equal to six (6) months of your then-current base salary. WIE will pay your monthly COBRA benefits for up to six (6) months or until you are eligible for another employer’s medical insurance plan, whichever comes first.

Jeffrey J. Johannesmeyer
August 31, 2010

b.	In the event your employment is terminated by WIE or a successor company for any reason other than “cause” following a “change of control”, you will receive a severance payment equal to twelve (12) months of your then-current base salary. WIE or a successor company will pay your monthly COBRA benefits for up to twelve (12) months or until you are eligible for another employer’s medical insurance plan, whichever comes first. Also, in the event of change in control, your long-term incentive bonus payments (in cash and/or equity) will immediately vest.

c.	As used in this letter of agreement:
i.	“Change of control” of WIE shall be deemed to have occurred (1) upon the sale or other transfer of voting power representing effective control of the Company to a person or group of related persons who, immediately before such transaction (or series of related transactions) does not have effective voting control of the Company; (2) upon the merger or consolidation in which WIE’ current shareholders will own less than a majority of the voting power of WIE or any such surviving or new corporation; or (3) upon the consummation of a sale, lease, exchange or other transfer or disposition by WIE of all or substantially all its assets to any person or group or related persons.

ii.	“Cause” shall be defined as (i) your conviction of a felony or any criminal act involving dishonesty or moral turpitude; (ii) your failure to follow company policies regarding discrimination and harassment; (iii) your willful and continued failure to substantially perform your duties with the company; or (iv) you are willfully engaged in misconduct which has, or can reasonably be expected to have, a direct and material adverse monetary effect on WIE.
6.	Completion of pre-employment consulting projects:
a.	Except for reasonable vacations and absences due to temporary illness, you will devote your full business time and attention, and your best efforts, abilities, experience, and talent, to the positions of General Manager and for the business of WIE and without commitment to other business endeavors.

b.	Notwithstanding the above, WIE agrees that you may work up to ten (10) hours per week for up to four (4) months from your start date on your three (3) consulting projects in progress as of your starting date with WIE. You will agree to work on these consulting projects no more than two (2) hours per week during typical business hours.

c.	You agree to use your best efforts to complete these pre-employment consulting projects as soon as practicable. (Please send a short description of these pre-employment consulting projects to WIE’s chair, including an estimated completion date and consulting hours to completion.) Additionally, you will provide a short status report of these pre-employment consulting projects to the WIE Board chair on or about the last business day of each month.

Jeffrey J. Johannesmeyer
August 31, 2010

d.	WIE acknowledges that you may need to travel 1-2 business days per month for on-site work to complete these pre-employment consulting projects. If such travel is conducted during normal business hours, you will be required to use WIE vacation time. (If insufficient vacation time has been accrued, WIE’s Board chair consent will be required.)

e.	Further, it is WIE’s understanding, based on information you provided, that these projects will not materially interfere with the performance of your duties and obligations with respect to WIE. In the event the WIE Board determines that such pre-employment consulting projects are materially impairing WIE or your ability to perform your duties as WIE’s General Manager, it may request you to make alternative arrangements to complete these projects.
7.	Confidentiality: During the course of your employment as General Manager, you will receive, obtain or establish knowledge and information about, and/or relationships with, WIE’s business associates, customers, clients and agents. You will also receive, obtain or establish knowledge and information about WIE’s business methods, systems, plans and policies. You agree that this knowledge and information, and these relationships, are valuable and unique assets of WIE. Therefore, during the course of your employment as General Manager and at all times thereafter, you will not disclose, without the written consent of WIE, any material or substantial, confidential or proprietary know-how, data or other information pertaining to WIE or its business, personnel or plans, to any person, firm, corporation or other entity, other than in furtherance of WIE’s business purposes.

8.	Covenant Not to Compete:
a.	During WIE employment: You agree that, except as otherwise provided in this letter, during the course of your employment with WIE or a successor company, you will not, on behalf of yourself, or on behalf of any other person, company, corporation, partnership or other entity or enterprise, directly or indirectly, as an employee, proprietor, stockholder, partner, consultant or otherwise, engage in any business or activity competitive with the business activities of WIE as such business activities now exist or as may hereafter be undertaken by WIE.

Jeffrey J. Johannesmeyer
August 31, 2010

b.	Following without cause termination: In the event your employment with WIE or a successor company is terminated without cause, as defined in section 5 above, you agree that, except as otherwise provided in this letter, for a period of months equal to the “Severance Period”, you will not, on behalf of yourself, or on behalf of any other person, company, corporation, partnership or other entity or enterprise, directly or indirectly, as an employee, proprietor, stockholder, partner, consultant or otherwise, engage in any business or activity competitive with the business activities of WIE as such business activities now exist or as may hereafter be undertaken by WIE., anywhere in the State of Iowa. You agree that these restrictions are fair and reasonable in the event your employment is terminated without cause and you receive a severance payment from WIE. If the temporal and/or geographic restrictions above are held invalid by a court, then those restrictions shall be revised to include the maximum reasonable restrictions allowed under Iowa law. For the purposes of this section, “Severance Period” is defined as a period of months equal to your severance payment divided by your then-current annual base salary multiplied by twelve (12).

c.	Following termination for cause: In the event your employment with WIE or a successor company is terminated for cause, as defined in section 5 above, you agree that, except as otherwise provided in this letter, for a period of one (1) year thereafter, you will not, on behalf of yourself, or on behalf of any other person, company, corporation, partnership or other entity or enterprise, directly or indirectly, as an employee, proprietor, stockholder, partner, consultant or otherwise, engage in any business or activity competitive with the business activities of WIE as such business activities now exist or as may hereafter be undertaken by WIE., anywhere in the State of Iowa. You agree that these restrictions are fair and reasonable in the event your employment is terminated for cause. If the temporal and/or geographic restrictions above are held invalid by a court, then those restrictions shall be revised to include the maximum reasonable restrictions allowed under Iowa law.
9.	Vacation/Holidays: You will be eligible for annual vacation earned on a pro-rata basis equal to the greater of (i) 15 days and (ii) the number of days according to the WIE vacation policy then in effect, plus paid holidays according to the WIE policy in effect from time to time. Unused vacation may not be carried over to a subsequent year.

10.	Employee Benefits: WIE offers a comprehensive benefit program for its employees, including a 401k, health and dental benefits, long-term disability, and life insurance. You would become eligible for the Company’s employee benefits in accordance with the terms of the plans. More detailed benefit information will be sent to you upon acceptance of this offer.

Jeffrey J. Johannesmeyer
August 31, 2010

11.	Equipment: WIE will provide you with a laptop computer with the relevant software to facilitate after hour work from home. Additionally, a mobile phone (e.g, Blackberry handset) and its monthly service fees for voice and data services will be provided by WIE. All such equipment will remain property of WIE and will be pre-approved before any expenses incurred.
As with all of our employees, your employment at WIE is “at-will”. This means that your employment continues so long as both WIE and you agree that it should. Both WIE and you have the right to terminate the employment relationship at any time and for any or no reason.
This letter will supersede any prior oral or written understanding concerning compensation or other terms of your employment, and any changes with respect to your compensation arrangements must be in writing and signed on behalf of WIE.
Congratulations on your assignment as General Manager for WIE. Those of us who met with you during the interview process were very impressed with your qualifications, accomplishments, and capabilities. We believe that you are a very good fit with our team overall and are optimistic that you will accept our offer. We look forward to you joining WIE.
This employment offer is contingent upon you successfully completing a drug test and our background checks (references and credit) and signing of this offer letter. This offer is valid through September 1, 2010.
If you find these terms acceptable, please sign a copy of this letter in the space provided below, scan it, and e-mail it back to me at with a copy to Jon Leafstedt. If you have any questions, do not hesitate to contact me.
Sincerely,
/s/ William J. Horan
William Horan
Chairman of the Board

Jeffrey J. Johannesmeyer
August 31, 2010

This letter has been read and fully understood. I accept all of the terms of employment as specified.

/s/ Jeffrey J. Johannesmeyer	9-1-10
Jeffrey J. Johannesmeyer	Date